                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 31, 1998



                             BRANDYWINE REALTY TRUST
                             -----------------------
             (Exact name of registrant as specified in its charter)



           MARYLAND                                  1-9106                               23-2413352
           --------                                  ------                               ----------
(State or other jurisdiction of             (Commission file number)            (I.R.S. Employer Identification
        incorporation)                                                                      Number)


             16 Campus Boulevard, Newtown Square, Pennsylvania 19073
                    (Address of principal executive offices)


                                 (610) 325-5600
              (Registrant's telephone number, including area code)



                                Page 1 of 5 pages


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Item 2.  Acquisition or Disposition of Assets.


         On March 31, 1998, Brandywine Operating Partnership, L.P. (the "Operating Partnership"), a limited partnership of which Brandywine Realty Trust (the "Company") is the sole general partner and in which the Company owns, on the date of this Current Report on Form 8-K an approximately 98.4% interest, acquired six office properties located in East Windsor, Trenton and Lawrenceville, N.J. (the "DKM Portfolio") containing an aggregate of approximately 928,427 net rentable square feet. As of March 31, 1998, the DKM Portfolio was approximately 96.3% leased to 54 tenants. Agencies of the State of New Jersey collectively occupy more than 10% of the total net rentable area of the DKM Portfolio.

         The purchase price for the DKM Portfolio totaled $137.8 million. The Operating Partnership paid $118.8 million of the purchase price and closing expenses in cash using borrowings under its existing revolving credit facility, assumed mortgage indebtedness of $15.4 million and paid $3.6 million of the acquisition price in the form of 153,036 units of limited partnership interest ("Units") in the Operating Partnership.

         The Units are redeemable, in whole or in part, at the option of the holder at any time after 185 days following their date of issuance for cash based on the market value of the Company's common shares of beneficial interest ("Common Shares") at the time of redemption or, at the Company's option, in exchange for a number of Common Shares equal to the number of Units tendered for redemption. The Units and the Common Shares issuable upon redemption of the Units have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered and sold in the United States absent registration or an applicable exemption from registration. The Company has agreed to file a registration statement registering the resale of Common Shares issuable upon redemption of Units. See Exhibit 10.2 under Item 7.

         In connection with its acquisition of the DKM Portfolio, the Company agreed to pay certain tax liabilities that might be incurred by certain persons who held ownership interests in four properties included in the DKM Portfolio in the event the Company were to take certain actions, such as a sale of the applicable properties during a four or five year period following the closing. See Exhibits 10.4, 10.5, 10.6 and 10.7 under Item 7.


         The sellers of the DKM Portfolio are parties unaffiliated with the Company and the Operating Partnership. The identity of each of the sellers is set forth on Exhibit A of Exhibit 10.1. The Company based its determination of the purchase price of the properties on the expected cash flow, physical condition, location, competitive advantages, existing tenancies and opportunities to retain and attract additional tenants. The purchase price was determined by arm's-length negotiation between the Company and the sellers.



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         The table set forth below shows certain information regarding rental rates and lease expirations for the DKM Portfolio.

                                     Scheduled Lease Expirations
                                           (DKM Portfolio)

      Year of        Number of Leases         Rentable Square          Final Annulaized         Percentage of Total
      Lease          Expiring Within          Footage Subject          Base Rent Under        Final Annualized Base Rent
      Expiration     the Year at (1)         to Expiring Leases       Expiring Leases (2)       Under Expiring Leases
      ----------     ---------------         ------------------       -------------------       ---------------------
      1998                13                       106,136            $      1,664,750               9.5%
      1999                 7                        25,250                     429,207               2.5%
      2000                13                       118,825                   2,342,404              13.4%
      2001                10                       100,858                   2,034,203              11.6%
      2002                 7                        49,896                     972,703               5.6%
      2003                 5                        47,816                     733,438               4.2%
      2004                 3                        86,158                   1,771,938              10.1%
      2005                 3                        22,492                     462,462               2.6%
      2006                 -                          -                           -                   -
  2007 and
Thereafter                 2                       340,415                   7,088,076              40.5%
                         ----                     --------            ----------------             ------

Total                     63                       897,846            $     17,499,181             100.0%
                         ====                     ========            ================             ======


(1) A lease is considered to expire if, and at any time, it is terminable by the tenant without payment of penalty or premium.

(2) "Final Annualized Base Rent" for each lease scheduled to expire represents the cash rental rate in the final month prior to expiration multiplied by twelve.

         After giving effect to the acquisition of the DKM Portfolio, the Company's portfolio consists of 139 office properties and 28 industrial properties (including an office property that is currently under construction and that the Company has agreed to acquire upon its completion during the second quarter of 1998) that contain an aggregate of approximately 11.5 million net rentable square feet.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         (a)      Financial Statements.

                  The financial statements of the DKM Portfolio will be included in an amendment to this Form 8-K by no later than May 30, 1998.

         (b)      Pro Forma Financial Information.

                  Pro Forma financial information will be included in an amendment to this Form 8-K by no later than May 30, 1998.

         (c)      Exhibits.

                  10.1 Amended and Restated Transfer Agreement, dated March 31, 1998, by and between the entities listed on Exhibit A thereto and Brandywine Operating Partnership, L.P.

                  10.2 Registration Rights Agreement, dated March 31, 1998, by and among Brandywine Realty Trust, Brandywine Operating Partnership, L.P., Brookstone Investors, L.L.C., Brookstone Holdings of Del. - 4, L.L.C., Brookstone Holdings of Del. - 5, L.L.C. and Brookstone Holdings of Del. - 6, L.L.C., Ronald Berman and Marie Berman.

                  10.3 Second Amendment, dated March 31, 1998, to the Amended and Restated Agreement of Limited Partnership Agreement of Brandywine Operating Partnership, L.P.

                  10.4 Tax Indemnification Agreement, dated March 31, 1998, by and between Brandywine Operating Partnership, L.P. and Brookstone Investors, L.L.C.

                  10.5 Tax Indemnification Agreement, dated March 31, 1998, by and between Brandywine Operating Partnership, L.P. and Brookstone Holdings of Del. - 4, L.L.C.

                  10.6 Tax Indemnification Agreement, dated March 31, 1998, by and between Brandywine Operating Partnership, L.P. and Brookstone Holdings of Del. - 5, L.L.C.

                  10.7 Tax Indemnification Agreement, dated March 31, 1998, by and between Brandywine Operating Partnership, L.P. and Brookstone Holdings of Del. - 6, L.L.C.


                                      -4-
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  SIGNATURE
  ---------

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                             BRANDYWINE REALTY TRUST


Date:  April 13, 1998               By:  /s/ Gerard H. Sweeney
       --------------                    -----------------------
                                         Gerard H. Sweeney, President and Chief
                                         Executive Officer
                                         (Principal Executive Officer)



Date:  April 13, 1998               By:  /s/ Mark S. Kripke
       --------------                    --------------------
                                         Mark S. Kripke, Chief Financial Officer
                                         (Principal Financial and Accounting
                                         Officer)




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